UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2021 (April 30, 2021)

RYMAN HOSPITALITY PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee	37214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.01	RHP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	Entry into a Material Definitive Agreement.

On April 30, 2021, certain subsidiaries of Ryman Hospitality Properties, Inc., a Delaware corporation (the “Company”), entered into a purchase agreement dated as of April 30, 2021 (the “Purchase Agreement”) with Aurora Convention Center Hotel Partners, LLC (the “Seller”) and RIDA Aurora 2018 Acquisition, LLC (“RIDA Member” and together with the Seller, the “Sellers”) to acquire from the Sellers the remaining 35% ownership interest in the joint venture (the “Gaylord Rockies joint venture”) that owns the Gaylord Rockies Resort & Convention Center in Aurora, Colorado (the “Gaylord Rockies”). Certain subsidiaries of the Company currently own 65% of the ownership interests in the Gaylord Rockies joint venture. The price of the remaining 35% interest in the Gaylord Rockies joint venture to be purchased by the Company will be approximately $188 million, payable in cash at closing. The Company will use cash on hand and borrowings under its $700 million senior secured revolving credit facility to fund the purchase price pursuant to the Purchase Agreement.

The Purchase Agreement contains various customary representations and warranties and covenants, and the transaction is subject to customary conditions to closing. The transaction is expected to close in May 2021 upon satisfaction of the closing conditions.

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On May 3, 2021, the Company issued a press release announcing its financial results for the quarter ended March 31, 2021. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information furnished under this Item 2.02, including Exhibit 99.1 hereto, is being furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and Section 11 of the Securities Act of 1933 and shall not be otherwise subject to the liabilities of those sections. The Company does not undertake a duty to update the information in this Current Report on Form 8-K and cautions that the information included in this Current Report on Form 8-K under Item 2.02 is current only as of May 3, 2021 and may change thereafter.

ITEM 8.01.	OTHER EVENTS.

On April 30, 2021, certain subsidiaries of the Company agreed to purchase approximately 130 acres of undeveloped land adjacent to the Gaylord Rockies, from an affiliate of the Sellers for approximately $22 million, payable in cash at closing. The agreement is subject to customary conditions to closing, which is expected to occur in May 2021. The Company will use cash on hand and borrowings under its $700 million senior secured revolving credit facility to fund the purchase price for the undeveloped land.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the anticipated acquisition of the remaining 35% ownership interest in the Gaylord Rockies joint venture not owned by the Company. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include risks and uncertainties associated with the proposed transactions including, but not limited to, the failure of closing conditions and the occurrence of any event, change or other circumstance that could delay the Company’s acquisition of the remaining 35% ownership interest in the Gaylord Rockies joint venture not owned by the Company, or the termination of the Purchase Agreement or the agreement to purchase adjacent land.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

99.1	Press Release of Ryman Hospitality Properties, Inc. dated May 3, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYMAN HOSPITALITY PROPERTIES, INC.

Date: May 4, 2021	By:	/s/ Scott J. Lynn
	Name:	Scott J. Lynn
	Title:	Executive Vice President, General Counsel and Secretary